Exhibit 10.1

AMENDMENT NO. 1 TO
SERIES B-2 CONVERTIBLE PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

This Amendment No. 1, dated as of March 28, 2014 (the “Amendment”), by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Series B-2 Majority Investors, amends that certain Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement, dated February 14, 2014, by and among the Corporation and the Investors referenced therein (the “Agreement”). Capitalized terms used in this Amendment without definition shall have the same meaning as set forth in the Agreement unless otherwise indicated.

WHEREAS, the Agreement provides for the sale and issuance of shares of Series B-2 Preferred Stock at Subsequent Closings until March 15, 2014;

WHEREAS, the parties to this Amendment desire to amend the Agreement to extend the date for Subsequent Closings to April 18, 2014;

WHEREAS, pursuant to Section 17 of the Agreement, the Agreement may be amended by the written consent of the Corporation and the Series B-2 Majority Investors; and

WHEREAS, the parties hereto (other than the Corporation) constitute the Series B-2 Majority Investors.

NOW, THEREFORE, in consideration of the conditions and mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                Amendment to Section 4.2

The first sentence of Section 4.2 is hereby amended by deleting the date “March 15, 2014” referenced therein and replacing it with the date “April 18, 2014.”

SECTION 2.                Reaffirmation

The parties hereto hereby reaffirm all other provisions, commitments, obligations and agreements as set forth in the Agreement, except as specifically amended and modified herein, and confirm that the Agreement shall continue to be enforceable against the parties hereto in all respects. The Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3.                Prior Agreements

The Agreement, as amended by this Amendment, constitutes the entire agreement regarding and supersedes any prior understandings concerning the purchase and sale of the Series B-2 Preferred Stock.

SECTION 4.                Governing Law

This Amendment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of laws rules thereof.

SECTION 5.                Headings

Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 6.                Counterparts

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Robert E. Ward
President and Chief Executive Officer

SERIES B-2 MAJORITY INVESTORS:

F2 BIOSCIENCE IV L.P.
By: F2 Bioscience IV GP Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name:	Dr. Morana Jovan-Embiricos
Title:	Authorized Signatory

F2 BIO VENTURES V L.P.
By: F2 Bio Ventures GP Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name:	Dr. Morana Jovan-Embiricos
Title:	Authorized Signatory

BB BIOTECH VENTURES II, L.P.
By:	BB Biotech Ventures GP (Guernsey) Limited
As General Partner to BB Biotech Ventures II, L.P.

By:	/s/ Ben Morgan
Name:	Ben Morgan
Title:	Director

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name:	H.J. van Neutegem
Title:	Managing Director